CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Co-Diagnostics, Inc. of our report dated March 27, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Co-Diagnostics, Inc. for the year ended December 31, 2017.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Haynie & Company

Salt Lake City, Utah

August 14, 2018